ITIGROUP: Focus on Aerospace
 IRETH and 4C SatImage enter into subscription and distribution agreement

Vicenza, April 8th, 2009 - ITIGROUP Corporation, (www.itigroup.org), a leading international logistics and software security group located in Vicenza (Italy) and led by Bruno Benetti, announced today that it is becoming a shareholder in, and a strategic partner of 4C SatImage Ltd. (“4C SatImage”), a subsidiary of 4C Controls Inc., a company engaged in the distribution of Earth Observation Satellite SAR (Syntetic Aperture Radar) imagery.

“We believe that the Earth Observations market, through the introduction of SAR technologies, can offer important benefits to society in the coming years and provide a source of timely, reliable and valuable information for the security and development of countries throughout the world”, said Bruno Benetti, ITIGROUP Chairman. “This is one of the main reasons for our  participation in the 4C SatImage project.”

Within its existing operations, ITIGROUP aims to strengthen its Aerospace offerings towards the satellite based high-resolution Earth Observation imaging services of its controlled company IRETH, (www.ireth.net), one of the world’s leading companies in the field of web authentication products and Internet Security applications.

“The strategic partnership between IRETH and 4C SatImage will allow us to jointly offer the most competitive satellite imagery solution on the market”, said Paolo Bernardini, IRETH’s CEO. “Our offering is an efficient and – I believe – essential tool to increase security and support economic development in the countries we operate in.  Furthermore, through the high technical competence of 4C SatImage, supported by its direct partnership with Politecnico di Torino, together with IRETH’S organizing and engineering skills, we expect to facilitate the development of numerous applications in a variety of fields: Defence, Maritime Surveillance, Environmental Monitoring, Civil Protection and  Oil Spill Detection.”

Professor Riccardo Maggiora, the Chief Technology Officer of 4C SatImage was particularly pleased by this joint venture, noting that: “The agreement between 4C SatImage and IRETH will help the distribution of products coming from the satellite constellation COSMO-SkyMed in Africa.  In Africa satellite radar imaging services are vitally needed in a number of areas: environmental control, disaster prevention, migratory flow control, harvest forecasts, hydrology, desertification, etc.”

The agreement also includes important steps towards establishing local data centers and DRSs (Direct Receiving Stations), centers for satellite imagery management that will be built in those countries which express interest in such technology.

For more information:
Sabrina Francesconi – IRETH srl
Tel. +39 (0) 11 508 9293  mailto: sabrina.francesconi@ireth.net

About ITIGROUP
ITIGROUP it is a leading International group working in two main sectors:
•	Logistics, through different companies, specializing in Packaging solutions, Special Packaging Machines, Energy Saving Systems, Innovative emergency bulidings;
•	High-Tech, through IRETH operating in Security solutions and Sat Imaging Security Services

ITIGROUP
Via Capovilla 73, 36030 Villaverla (VI)
Tel. +39 (0) 445 350 464   www.itigroup.org

About IRETH

IRETH is an Italian world wide Vendor of innovative solutions for Strong Authentication and Internet Security Applications. It is also a Solution Provider in the Aerospace and Avionics sectors, able to deliver turnkey projects for Defense and Aerospace industry players.

IRETH
Via Genovesi 19, 10128 Torino
Tel. +39 (0) 11 5089293   www.ireth.net

About 4C SATIMAGE

4C SatImage is a subsidiary of 4C Controls Inc.  The company commercializes high resolution images and innovative products for Earth observation from optical and radar satellites.

Forward-Looking Statements

This press release contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain.  Actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties. The companies referenced herein cannot provide assurances that any prospective matters described in the press release will be successfully completed or that the companies will realize the anticipated benefits of any plans. Various risk factors that may affect the business, results of operations and financial condition of 4C Controls Inc. and its subsidiaries are detailed from time to time in the Current Reports on Form 8-K and other filings made by 4C Controls with the U.S. Securities & Exchange Commission. 4C Controls undertakes no obligation to update information contained in this release.